AIM TECHNOLOGY FUND                                               SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING  9/30/2006
FILE NUMBER 811-3826
SERIES NO.: 6


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                           10,900
     2 Number of shares outstanding of a second class of open-end company shares
       (000's Omitted)
       Class B                                                            2,621
       Class C                                                              883
       Investor Class                                                    24,517
       Institutional Class                                                    1


74V. 1 Net asset value per share (to nearest cent)
       Class A                                                          $ 27.54
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                          $ 26.61
       Class C                                                          $ 25.90
       Investor Class                                                   $ 27.29
       Institutional Class                                              $ 28.85